UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2007

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 8, 2007, MarineMax, Inc. issued a press release announcing its expected revenue, updated earnings guidance, and certain other financial measures for its fiscal quarter ended December 31, 2006. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The Registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Registrant's expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of MarineMax, Inc. dated January 8, 2007, reporting its expected revenue, updated earnings guidance, and certain other financial measures for its fiscal quarter ended December 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

January 8, 2007	By:	/s/ Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer, and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MarineMax, Inc. dated January 8, 2007, reporting its expected revenue, updated earnings guidance, and certain other financial measures for its fiscal quarter ended December 31, 2006.